CANARY MARINADE SOLANA ETF S-1/A

Exhibit 23.1

 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Pre-Effective Amendment to the Registration Statement on Form S-1 of our report dated September 25, 2025, relating to the financial statement of Canary Marinade Solana ETF, as of August 26, 2025, and to the reference to our firm under the heading “Experts” in such Registration Statement.

Cohen & Company, Ltd.
Milwaukee, Wisconsin
October 28, 2025